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                                   AMENDMENT

                            PARTICIPATION AGREEMENT

   The Participation Agreement (the "Agreement"), dated October 12, 1999, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., MetLife Investors USA Insurance Company, Missouri life insurance company, and MetLife Investors Distribution Company, a Missouri corporation, is hereby amended as follows:

   WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds).

   The Parties hereby agree to amend the agreement as follows:

   1. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and

   2. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS
-----------------------------------

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS
-------------------------------------

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
-----------------------------------------

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2010.

    AIM VARIABLE INSURANCE FUNDS
    (INVESCO VARIABLE INSURANCE FUNDS)

    By: /s/ John M. Zerr
        ----------------------------
    Name: John M. Zerr
    Title: Senior Vice President

    METLIFE INVESTORS USA INSURANCE COMPANY

    By: /S/ Gregory Illson
        ----------------------------
    Name: Gregory Illson
    Title: Vice President

    METLLFE INVESTORS DISTRIBUTION COMPANY

    By: /s/ Paul M. Kos
        ----------------------------
    Name: Paul M. Kos
    Title: Vice President

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